EXHIBIT 21

SONOCO PRODUCTS COMPANY AND CONSOLIDATED SUBSIDIARIES

SUBSIDIARIES OF THE REGISTRANT

Subsidiaries of Sonoco Products Company, pursuant to Item 601(21) of Regulation S-K, as of December 31, 2003 are:

1.	Paper Stock Dealers, Inc., 100%-owned domestic subsidiary, incorporated in the State of North Carolina.

2.	Sonoco-Crellin Holdings, Inc., 100%-owned domestic subsidiary, incorporated in the State of Delaware.

	a.	Sonoco-Crellin International, Inc., 100%-owned domestic subsidiary, incorporated in the State of Delaware, holder of securities in:

		1.	Sonoco-Crellin, Inc., 100%-owned domestic subsidiary, incorporated in the State of New York.

			a.	Crellin Europe B.V., 100%-owned Dutch subsidiary.

1. Crellin B.V., 100%-owned Dutch subsidiary.

		2.	Sebro Plastics, Inc., 100%-owned domestic subsidiary, incorporated in the State of Michigan.

			a.	Convex Mold, Inc., 100%-owned domestic subsidiary, incorporated in the State of Michigan.

		3.	Injecto Mold, 100%-owned domestic subsidiary, incorporated in the State of Illinois.

3.	SPC Management, Inc., 100%-owned domestic subsidiary, incorporated in the State of Delaware.

	a.	SPC Capital Management, Inc., 100%-owned domestic subsidiary, incorporated in the State of Delaware.

		1.	Sonoco Machinery Inc., 100%-owned domestic subsidiary, incorporated in the State of Delaware.

	b.	SPC Resources, Inc., 100%-owned domestic subsidiary, incorporated in the State of Delaware.

	c.	Sonoco International, Inc., 100%-owned domestic subsidiary, incorporated in the State of Delaware, holder of securities in:

EXHIBIT 21

SONOCO PRODUCTS COMPANY AND CONSOLIDATED SUBSIDIARIES

SUBSIDIARIES OF THE REGISTRANT, Continued

1.	Sonoco Luxembourg SARL, 100%-owned Luxembourg subsidiary.

	a.	Sonoco Netherlands Holding II BV, 100%-owned Dutch subsidiary.

		1.	Sonoco Canada Corporation, 100%-owned Canadian subsidiary.

	b.	Sonoco International Holdings GmbH, 100%-owned Swiss subsidiary.

		1.	NRO Sonoco, Inc., 100%-owned Canadian subsidiary.

		2.	Sonoco Europe S.A., 100%-owned Belgium subsidiary.

	c.	Sonoco Netherlands Holdings I BV, 100%-owned Dutch subsidiary.

		1.	Sonoco Norge AS, 100%-owned Norwegian subsidiary.

		2.	Sonoco Ambalaj San ve Tic. AS, 100%-owned Turkish subsidiary.

	d.	Sonoco Deutschland Holdings GmbH, 100%-owned German subsidiary.

		1.	Sonoco Deutschland GmbH, 100%-owned German subsidiary.

		2.	Sonoco Plastics GmbH, 100%-owned German subsidiary.

		3.	Sonoco IPD GmbH, 100%-owned German subsidiary.

			a.	Sonoco OPV Hulsen GmbH, 100%-owned German partnership.

		4.	Sonoco Caprex AG, 72%-owned Swiss subsidiary.

		5.	Sonoco CPD GmbH, 100%-owned German subsidiary.

		6.	ING. Klaus Burk GmbH, 100% owned German subsidiary.

	e.	Sonoco SAS, 100%-owned French subsidiary.

EXHIBIT 21

SONOCO PRODUCTS COMPANY AND CONSOLIDATED SUBSIDIARIES

SUBSIDIARIES OF THE REGISTRANT, Continued

		1.	Sonoco Eurocore, S.A., 100%-owned Belgian subsidiary.

		2.	Sonoco Paper France S.A., 100% owned French subsidiary.

		3.	Sonoco IPD France SA., 100% owned French subsidiary.

		4.	Sonoco Consumer Products S.A., 99%-owned French subsidiary.

	f.	Sonoco Netherlands Holding III BV, 100%-owned Dutch subsidiary.

		1.	Grupo Sonoco SA de CV, 100%-owned Mexican subsidiary.

			a.	Sonoco de Mexico S.A. de C.V., 100%-owned Mexican subsidiary.

			b.	Manufacuras Sonoco S.A. de C.V., 100%-owned Mexican subsidiary

2.	Sonoco Luxembourg (No. 2) SARL, 100%-owned Luxembourg subsidiary.

	a.	Sonoco Holdings (UK), Ltd., 100%-owned U.K. subsidiary.

		1.	Sonoco Milnrow, 100%-owned U.K. subsidiary.

			a.	Sonoco Products Co. UK Unlimited, 100%-owned U.K. subsidiary.

				1.	Sonoco Ltd., 100%-owned U.K. subsidiary.

3.	Beteiligungen Sonoco Deutschland GmbH, 100%-owned Germany subsidiary.

4.	Sonoco Asia, L.L.C., 76%-owned limited liability company.

	a.	Sonoco Singapore Pte, Ltd., 100%-owned Singapore subsidiary.

		1.	Sonoco Holdings SDN BHD, 100%-owned Malaysian subsidiary.

		2.	Sonoco Malaysia, 100%-owned Malaysian subsidiary.

EXHIBIT 21

SONOCO PRODUCTS COMPANY AND CONSOLIDATED SUBSIDIARIES

SUBSIDIARIES OF THE REGISTRANT, Continued

		b.	Sonoco Taiwan Limited, 100%-owned Republic of China subsidiary.

		c.	Sonoco Thailand Ltd., 70%-owned Thai subsidiary.

		d.	Sonoco Hongwen, L.L.C., 80%-owned limited liability company.

		e.	Sonoco Products Malaysia, SDN BHD, 100%-owned Malaysian subsidiary.

	5.	Sonoco Asia Management Company, L.L.C., 71%-owned limited liability company.

	6.	Sonoco Australia Pty., Ltd., 100%-owned Australian subsidiary.

	7.	Sonoco New Zealand, 100%-owned New Zealand subsidiary.

	8.	Sonoco Participacoes Ltda., 100%-owned Brazilian subsidiary.

		a.	Sonoco For-Plas do Brazil Ltda., 51%-owned Brazilian subsidiary.

	9.	Inversiones Sonoco do Chile Ltda, 100%-owned Chilean subsidiary.

		a.	Sonoco do Chile, 70%-owned Chilean subsidiary.

4.	Sonoco do Brazil Ltda., 100%-owned Brazilian subsidiary.

5.	Southern Plug & Manufacturing Co., Inc., 100%-owned domestic subsidiary, incorporated in the state of Louisiana.

6.	Sonoco “SPG”, Inc., 100%-owned domestic subsidiary, incorporated in the state of Wisconsin.

6.	Sonoco Flexible Packaging Company, Inc., 100%-owned domestic subsidiary incorporated in the state of South Carolina.

7.	Sonoco Paperboard Group, L.L.C., 100%-owned limited liability company.

9.	Sonoco Development, Inc., 100%-owned domestic subsidiary incorporated in the state of South Carolina.

10.	Georgia Paper Tube, Inc., 100%-owned domestic subsidiary incorporated in the state of Georgia.

EXHIBIT 21

SONOCO PRODUCTS COMPANY AND CONSOLIDATED SUBSIDIARIES

SUBSIDIARIES OF THE REGISTRANT, Continued

11.	Sonoco Hutchinson LLC, 100%-owned domestic subsidiary incorporated in the state of South Carolina.

12.	Hayes Manufacturing Group, Inc., 100%-owned domestic subsidiary incorporated in the state of Wisconsin.

13.	Sonoco Phoenix, Inc., 100%-owned domestic subsidiary incorporated in the state of Ohio.

14.	Sonoco U.S. Mills, Inc., 100%-owned domestic subsidiary incorporated in the state of Wisconsin.